As filed with the Securities and Exchange Commission on March 16, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Sourcefire, Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-2289365
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)
9770 Patuxent Woods Drive
Columbia, Maryland 21046
(410) 290-1616
(Address of principal executive offices)
Sourcefire, Inc. 2002 Stock Incentive Plan
Sourcefire, Inc. 2007 Stock Incentive Plan
(Full title of the Plan(s))

E. Wayne Jackson, III
Chief Executive Officer
Sourcefire, Inc.
9770 Patuxent Woods Drive
Columbia, Maryland 21046
(Name and address of agent for service)
(410) 290-1616
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to	offering price	aggregate offering	Amount of
Title of Securities to be Registered	be registered(1)	per share(2)	price(2)	registration fee
Common Stock, par value $0.001 per share	7,435,951 shares	$17.54	$130,426,580.54	$4004.10

(1)	Includes 3,199,903 shares subject to Registrant’s outstanding options, all of which were issued pursuant to the Sourcefire, Inc. 2002 Stock Incentive Plan, 1,093,596 shares of common stock granted as restricted stock awards, all of which were issued pursuant to the Sourcefire, Inc. 2002 Stock Incentive Plan and 3,142,452 additional shares reserved for future issuance upon exercise of stock options to be granted under the Sourcefire, Inc. 2007 Stock Incentive Plan.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq Market on March 13, 2007.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(A) PROSPECTUS
     The information required by Part I is included in the documents sent or given to participants in the Sourcefire, Inc. 2002 Stock Incentive Plan and the Sourcefire, Inc. 2007 Stock Incentive Plan, pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:
•	the Registrant’s Prospectus dated March 8, 2007 and filed pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-138199); and

•	the description of the Registrant’s common stock incorporated by reference in the Registrant’s registration statement on Form 8-A, filed with the Commission under Section 12 of the Exchange Act on March 7, 2007, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
      Sourcefire is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.
      Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Document

3.1	Sixth Amended and Restated Certificate of Incorporation of Sourcefire, Inc. (filed herewith).

3.2	Fourth Amended and Restated Bylaws of Sourcefire, Inc. (filed herewith).

4.1	Form of stock certificate of Registrant’s Common Stock (filed as Exhibit 4.1 to pre-effective Amendment No. 7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138199) filed on March 6, 2007 and incorporated herein by this reference)

4.2	Sourcefire, Inc. 2002 Stock Incentive Plan (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138199) filed on October 25, 2006 and incorporated herein by this reference).

4.3	Sourcefire, Inc. 2007 Stock Incentive Plan (filed as Exhibit 4.3 to pre-effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138199) filed on February 28, 2007 and incorporated herein by this reference).

4.4	Form of Nonstatutory Stock Option Grant Agreement under the 2002 Stock Incentive Plan (filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138199) filed on October 25, 2006 and incorporated herein by this reference).

4.5	Form of Notice of Stock Option Award under the 2007 Stock Incentive Plan (filed as Exhibit 4.5 to pre-effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138199) filed on February 28, 2007 and incorporated herein by this reference).

4.6	Form of Notice of Restricted Stock Purchase Award under the 2007 Stock Incentive Plan (filed as Exhibit 4.6 to pre-effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138199) filed on February 28, 2007 and incorporated herein by this reference).

4.7	Form of Notice of Restricted Stock Purchase Award for Non-Employee Directors under the 2007 Stock Incentive Plan (filed as Exhibit 4.7 to pre-effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138199) filed on February 28, 2007 and incorporated herein by this reference).

5.1	Opinion of Morrison & Foerster LLP (filed herewith)

23.1	Consent of Morrision & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP (filed herewith)

24.1	Power of Attorney (included on signature page hereof)

Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant, Sourcefire, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbia, Maryland, State of Maryland on March 16, 2007.

SOURCEFIRE, INC.

By:	/s/ E. Wayne Jackson
E. Wayne Jackson
Chief Executive Officer
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Todd P. Headley and Joseph M. Boyle, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ E. Wayne Jackson, III	Chief Executive Officer and Director
E. Wayne Jackson, III	(principal executive officer)	March 16, 2007

/s/ Todd P. Headley	Chief Financial Officer and Treasurer (principal financial and accounting
Todd P. Headley	officer)	March 16, 2007

/s/ Martin F. Roesch
Martin F. Roesch	Chief Technology Officer and Director	March 16, 2007

/s/ Asheem Chandna
Asheem Chandna	Director	March 16, 2007

/s/ Tim A. Guleri
Tim A. Guleri	Director	March 16, 2007

/s/ Joseph R. Chinnici
Joseph R. Chinnici	Director	March 16, 2007

/s/ Steven R. Polk
Steven R. Polk	Director	March 16, 2007

/s/ Arnold L. Punaro
Arnold L. Punaro	Director	March 16, 2007

INDEX TO EXHIBITS

Exhibit
Number	Document

3.1	Sixth Amended and Restated Certificate of Incorporation of Sourcefire, Inc. (filed herewith).

3.2	Fourth Amended and Restated Bylaws of Sourcefire, Inc. (filed herewith).

4.1	Form of stock certificate of Registrant’s Common Stock (filed as Exhibit 4.1 to pre-effective Amendment No. 7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138199) filed on March 6, 2007 and incorporated herein by this reference)

4.2	Sourcefire, Inc. 2002 Stock Incentive Plan (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138199) filed on October 25, 2006 and incorporated herein by this reference).

4.3	Sourcefire, Inc. 2007 Stock Incentive Plan (filed as Exhibit 4.3 to pre-effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138199) filed on February 28, 2007 and incorporated herein by this reference).

4.4	Form of Nonstatutory Stock Option Grant Agreement under the 2002 Stock Incentive Plan (filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138199) filed on October 25, 2006 and incorporated herein by this reference).

4.5	Form of Notice of Stock Option Award under the 2007 Stock Incentive Plan (filed as Exhibit 4.5 to pre-effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138199) filed on February 28, 2007 and incorporated herein by this reference).

4.6	Form of Notice of Restricted Stock Purchase Award under the 2007 Stock Incentive Plan (filed as Exhibit 4.6 to pre-effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138199) filed on February 28, 2007 and incorporated herein by this reference).

4.7	Form of Notice of Restricted Stock Purchase Award for Non-Employee Directors under the 2007 Stock Incentive Plan (filed as Exhibit 4.7 to pre-effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138199) filed on February 28, 2007 and incorporated herein by this reference).

5.1	Opinion of Morrison & Foerster LLP (filed herewith)

23.1	Consent of Morrision & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP (filed herewith)

24.1	Power of Attorney (included on signature page hereof)